Exhibit 10.2

SEPARATION AGREEMENT

AGREEMENT entered into as of the 13th day of January 2006, by and between THOMAS C. EDWARDS, Ph.D., residing at 1426 Gleneagles Way, Rockledge, FL 32955 (“Edwards”) and DYNECO CORPORATION, a Minnesota corporation, having an office at 564 International Drive, Rockledge, Florida 32955 (“DynEco”).

W I T N E S S E T H:

WHEREAS, Edwards and DynEco are parties to a certain Employment Agreement dated as of January 1, 2004, as same may have been amended or modified (the “Employment Agreement”); and

WHEREAS, Edwards and DynEco are parties to a certain Exclusive Patent License and Know-How Agreement dated January 1, 2004, as same may have been amended or modified (the “Patent License Agreement”); and

WHEREAS, Edwards and DynEco desire to terminate the Employment Agreement and the parties’ obligations thereunder, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

1.            Termination of Employment Agreement. The Employment Agreement is hereby terminated and shall cease to be of any further force or effect, and neither Edwards nor DynEco shall have any further obligation thereunder. Any other agreement pursuant to which Edwards is or has been employed by DynEco or under which his services have been provided to DynEco (the “Other Agreements”) are similarly terminated and shall cease to be of any further force or effect, and neither Edwards nor DynEco shall have any further obligation thereunder.

2.            Waiver of Unpaid Salary and Other Compensation. Edwards hereby irrevocably waives, forfeits and relinquishes any right to receive accrued, deferred or otherwise unpaid salary under the Employment Agreement and the Other Agreements. Edwards hereby confirms that, except as otherwise specifically set forth in this Agreement, he is not entitled to receive any compensation from DynEco relating to services previously rendered to or on behalf of DynEco, whether accrued, deferred, contingent or otherwise, and is not entitled to share or participate in any future revenues and/or profits of DynEco.

3.            Patent License Agreement. The Patent License Agreement is not affected by the terms and conditions of this Agreement; however, the parties confirm and acknowledge that the Patent License Agreement is, contemporaneous herewith, being modified by Edwards and DynEco pursuant to separate agreement of even date herewith.

4.            Waiver of Certain Rights to Intellectual Property. DynEco hereby irrevocably waives, forfeits and relinquishes any right, title or interest it may have in and to any intellectual property created by Edwards during the term of his employment by DynEco, other than intellectual property that is the subject of the Patent License Agreement.

5.            Assignment and Assumption of Rockledge Lease. DynEco hereby sells, assigns, transfers and conveys to Edwards all of DynEco’s right, title and interest in and to a certain lease covering DynEco’s current facilities at 564 International Place, Rockledge, Florida (the “Rockledge Lease”). Edwards hereby assumes all of DynEco’s obligations under the Rockledge Lease from and after the date hereof and indemnifies and holds DynEco harmless from and against any and all liabilities under the Rockledge Lease incurred from and after the date hereof. DynEco hereby indemnifies and holds Edwards harmless from and against any and all liabilities under the Rockledge Lease incurred prior to the date hereof.

6.            Furniture, Fixtures and Equipment. DynEco hereby sells, assigns, transfers and conveys to Edwards all of DynEco’s right, title and interest in and to the furniture, property and equipment currently situated at DynEco’s facilities at 564 International Place, Rockledge, Florida (the “Rockledge Equipment”). Edwards hereby assumes all of DynEco’s obligations under the Rockledge Equipment from and after the date hereof and indemnifies and holds DynEco harmless from and against any and all liabilities relating to the Rockledge Equipment incurred from and after the date hereof. DynEco hereby indemnifies and holds Edwards harmless from and against any and all liabilities relating to the Rockledge Equipment incurred prior to the date hereof.

7.            Outstanding Options and Warrants. This Agreement shall not affect any options or warrants outstanding on the date hereof under which Edwards has the right to purchase or otherwise acquire any securities of DynEco, whether or not such options and/or warrants were issued under the Employment Agreement, the Other Agreements or any other agreement between Edwards and DynEco. All such options and/or warrants shall continue in full force and effect in accordance with the terms and conditions thereof.

8.            Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in a writing signed by Edwards and DynEco.

9.            Notices. Any notice given under this Agreement shall be sent by reputable overnight courier service, facsimile transmission or United States Mail to the parties at their addresses or facsimile numbers set forth below or at such other address or number as may be furnished in writing in accordance with the notice provisions hereof. Notice shall be deemed to have been given (a) on the date of delivery if sent by courier service, (b) on the date reflected on printed proof of transmission if sent by facsimile transmission or (c) three days following the date deposited in the United States Mail.

If to Edwards:

Thomas C. Edwards, Ph.D.
1426 Gleneagles Way

Rockledge, FL 32955

Facsimile: (321) 639-6897

If to DynEco:

DynEco Corporation
2203 N. Lois Avenue, Suite 904

Tampa, FL 33611

Facsimile: (727) 864-1010

10.          Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Counties of Palm Beach and Hillsborough, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

11.          Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

12.          Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

13.          Successors, Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

/s/ Dr. Thomas C. Edwards
Dr. Thomas C. Edwards

DYNECO CORPORATION

By:	/s/ Leonard Sculler
Leonard Sculler, Director